FOREMOST CORPORATION OF AMERICA


                                                                  April 10, 1997




Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Foremost Corporation of America on Thursday, May 8, 1997 at 10:30 a.m. The meeting will be held at the Company's Corporate Headquarters located at 5600 Beech Tree Lane, Caledonia, Michigan 49316.

      The proxy statement and enclosed form of proxy are being furnished to stockholders on or about April 10, 1997. The enclosed proxy statement describes the matters to be presented at the meeting.

      Whether or not you plan to attend the meeting, please date, sign and promptly return your proxy in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Your cooperation is appreciated. The mailing address of the Company's principal office is P.O. Box 2450, Grand Rapids, Michigan 49501.



                                                     s/R. L. Antonini
                                                     ---------------------------
                                                     R. L. Antonini
                                                     Chairman, CEO and President



                                    IMPORTANT

   STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROMPT RESPONSE IS
               HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                         FOREMOST CORPORATION OF AMERICA
                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 8, 1997



      Notice Is Hereby Given that the Annual Meeting of Stockholders of Foremost Corporation of America will be held at the Company's Corporate Headquarters located at 5600 Beech Tree Lane, Caledonia, Michigan 49316, on Thursday, May 8, 1997 at 10:30 a.m. for the following purposes:

     (1) To elect one (1) Class I Director, one (1) Class II Director and three (3) Class III Directors;

     (2) To ratify the appointment of BDO Seidman, LLP as independent auditors for the year 1997; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record as shown by the transfer books of the Company at the close of business on the 21st day of March, 1997 are entitled to notice of, and to vote at, this Annual Meeting or any adjournment of the Annual Meeting. A list of stockholders entitled to receive notice of and vote at the Annual Meeting of Stockholders will be available for examination by the Company's stockholders at the offices of the Company set forth above during ordinary business hours for the ten-day period before the meeting.


                                              By Order of the Board of Directors


                                              FOREMOST CORPORATION OF AMERICA

                                              Paul D. Yared
                                              Secretary



April 10, 1997

     YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE
               SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                 PROXY STATEMENT
                                 ---------------

                        ANNUAL MEETING OF STOCKHOLDERS OF
                         FOREMOST CORPORATION OF AMERICA

                                   MAY 8, 1997


                             SOLICITATION OF PROXIES

      This proxy statement and the enclosed proxy are being furnished to holders of Common Stock, $1.00 par value, of Foremost Corporation of America (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders which will be held at the Company's Corporate Headquarters located at 5600 Beech Tree Lane, Caledonia, Michigan, 49316, on Thursday, May 8, 1997 at 10:30 a.m. and any adjournment thereof for the purposes set forth in the attached Notice. The shares represented by your proxy will be voted as specified if the proxy is duly executed and returned to the Company prior to the meeting. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees named in this Proxy Statement and for ratification of BDO Seidman, LLP as independent auditors for 1997. A proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company. Furthermore, you may revoke your proxy by attending the Annual Meeting of the Stockholders and voting in person by ballot. This proxy statement and the form of proxy are being mailed on or about April 10, 1997 to stockholders as of the record date.

      This solicitation of proxies is made by the Board of Directors of the Company, and the expense thereof will be borne by the Company. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more employees of the Company, without additional compensation. The Company will also reimburse brokers, banks, nominees and other fiduciaries for postage and the reasonable clerical expense for forwarding the proxy materials to beneficial owners of the stock.

                          RECORD DATE AND VOTING RIGHTS

      The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders. There is one class of voting securities, Common Stock ($1 par value), entitled to be voted at the meeting. As of March 21, 1997, 9,332,043 shares of Common Stock were outstanding with each share entitled to one vote. There are no cumulative voting rights. For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as presented and represented at the meeting. A plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors is required to the elect Directors. For purposes of counting votes on the elections of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

                                     GENERAL

      The Company has no knowledge of any matters, other than those set forth in this proxy statement or referred to in the accompanying Notice of Annual Meeting of Stockholders, which will be presented at the meeting. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                       NOMINEES FOR ELECTION AS DIRECTORS
                 (Proposal Number 1 on the Enclosed Proxy Card)

      The Restated Certificate of Incorporation of the Company provides that the number of Directors shall not be less than five nor more than fifteen and shall be determined from time to time exclusively by the affirmative vote of a majority of the Board of Directors. The Restated Certificate of Incorporation also provides that the Board of Directors shall be divided into three classes with respect to the time that they severally hold office. The number of directors is currently set at eight. On March 21, 1997 the Board of Directors adopted a resolution increasing the number of directors from eight to nine, effective May 8, 1997. As a result, the election of one (1) Class I Director, one (1) Class II Director and three (3) Class III Directors will be voted upon on May 8, 1997.

      It is intended that shares represented by the enclosed proxy will be voted, unless a contrary choice is indicated, for the election of the nominees listed below with such terms or until their successors are elected and qualified. Should any of these nominees for office of Director be unable or refuse to accept nomination or election, it is intended and expected that the persons named as attorneys and proxies will vote for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors knows of no reason why any of these nominees will be unable or refuse to accept nomination or election.

      The Board of Directors has nominated the following named individuals for election as Directors to serve for terms set forth below:

                  Class I Director with term expiring in 1998:

                               Michael de Havenon

                  Class II Director with term expiring in 1999:

                               Richard L. Antonini

                Class III Directors with terms expiring in 2000:

                                 John C. Canepa
                                 Arthur E. Hall
                                Richard A. Kayne


                   YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
                 VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

                               BOARD OF DIRECTORS

      Biographical information as of December 31, 1996, is presented below for each person who either is nominated for election as a director at the Annual Meeting of Stockholders or is continuing as an incumbent director. Except as indicated, all have had the same principal positions and employment for over five years.

             Nominee for Election to Term Expiring in 1998 (Class I)

      Michael de Havenon (age 56) is currently President of Kulan Capital Corp., a firm engaged primarily in making private investments. Until December 1996, Mr. de Havenon served as President of Merrill Lynch Capital Corporation and its predecessor, a wholly owned subsidiary of M L & Co., which structured and managed leveraged private investments. During 1992, he served as a Managing

Director of Butler Capital Corporation, a privately held management buyout firm. Mr. de Havenon resides in New York City.

            Nominee for Election to Term Expiring in 1999 (Class II)

      Richard L. Antonini (age 54) has been a director of the Company since 1973 and has served as Chairman of the Board since 1991. Mr. Antonini has served as the President and Chief Executive Officer of the Company since July, 1986, and has been employed by the Company in various other capacities since 1969. Mr. Antonini also is a director of Old Kent Bank and Trust Company and Chairman of the Board of the Mackinac Center for Public Policy. Mr. Antonini resides near Grand Rapids, Michigan.

           Nominees for Election to Terms Expiring in 2000 (Class III)

      John C. Canepa (age 66) has been a director of the Company since 1994. Mr. Canepa has been employed as a Consulting Principal for Crowe Chizek, LLP since November 1995. Mr. Canepa served as Chairman of the Board of Directors of Old Kent Financial Corporation from 1988 until 1995. Mr. Canepa also is a director of ThornApple Valley, Inc. Mr. Canepa resides near Grand Rapids, Michigan.

      Arthur E. Hall (age 58) has been a director of the Company since 1994. Mr. Hall is a Chartered Financial Analyst by the Association of Investment Management and Research and a portfolio manager. Mr. Hall has been the sole general partner of Valarian Associates, a Nevada limited partnership which purchases, sells and holds investments securities. Mr. Hall resides in Minden, Nevada.

      Richard A. Kayne (age 51) has been a director of the Company since 1994. Mr. Kayne serves as President and a director of KA Holdings, Inc. and administrative manager of KAIM Traditional, LLC, the parent entities of the investment advisory businesses of the Kayne Anderson Investment Management Group. Mr. Kayne also serves as President and Chief Executive Officer and director of K.A. Associates, Inc., a registered broker/dealer. Mr. Kayne is a director of Glacier Water Services, Inc., a provider of drinking water services, and The Right Start, Inc., a children's products retailer. Mr. Kayne resides near Los Angeles, California.

              Incumbent Class I Directors - Terms Expiring in 1998

      Robert M. Raives (age 70) has been a director of the Company since 1988. Mr. Raives has been a partner in the New York City law firm of Rosenman & Colin since 1993. Prior to that time, Mr. Raives was President of the New York City law firm of Miller, Singer, Raives and Brandes, P.C., and has been a shareholder of that firm. Mr. Raives also is a member of the United States Advisory Board of the Zurich Insurance Company and a director of the Zurich Holding Company of America and the American Guarantee & Liability Insurance Company. Mr. Raives resides in New York City.

      F. Robert Woudstra (age 51) has been a director of the Company since 1988. Mr. Woudstra has served as Executive Vice President and Treasurer of the Company since 1987. Mr. Woudstra has been employed by Foremost Insurance Company since March 1973 and has served in various capacities since that time. Mr. Woudstra resides near Grand Rapids, Michigan.

              Incumbent Class II Directors - Terms Expiring in 1999

      Larry J. Orange (age 55) has been a director of the Company since 1993. Mr. Orange has served as Executive Vice President of the Company since 1987. Mr. Orange has been employed by Foremost Insurance Company since 1970 and has served in various capacities since that time. Mr. Orange resides near Grand Rapids, Michigan.

      Joseph A. Parini (age 65) has been a director of the Company since 1981. Mr. Parini serves as Chairman of the Board of Directors of Elbit Systems, Ltd., since 1997. Mr. Parini previously served as President of Elbit Systems, Inc., a manufacturer of electronic systems for the medical and defense industries, from 1990 through 1996. Mr. Parini has served as President of Olive Tree Enterprises, a manufacturing consulting firm, since 1996. Mr. Parini also is a director of Wolverine World Wide, Inc. Mr. Parini resides in Grand Rapids, Michigan.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During 1996 the Board of Directors held four meetings. Each of the directors attended 75 percent or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the board on which each of them served. The Board of Directors maintains five standing committees. The committees' functions, members and number of meetings in 1996 were:

Audit Committee
---------------
Members:  Messrs. Canepa, Parini, Raives
Number of Meetings in 1996:  2
Function: The Audit Committee reviews the work of the independent and internal auditors, and the accounting principles and methods used in presenting financial results. In addition, it recommends the independent auditors to be nominated by the Board for stockholder approval at the annual meeting.

Committee on Executive Management and Compensation
--------------------------------------------------
Members:  Messrs. Canepa, Hall (a), Parini
Number of Meetings in 1996:  2
Function: The Committee on Executive Management and Compensation ("Compensation
          Committee") makes recommendations to the Board of Directors regarding management incentives, employee retirement plans and recommends salary levels for the executive officers. The Compensation Committee also reviews employee benefit programs for the Company as a whole.

Executive Committee
-------------------
Members:  Messrs. Antonini, Canepa, Kayne, Woudstra
Number of Meetings in 1996:  0
Function: The Executive Committee is authorized by the Company's By-laws to act for the Board between meetings when time is a consideration. All actions of the Executive Committee are reviewed by the Board at the next meeting after the action is taken.

Investment Committee
--------------------
Members:  Messrs. Antonini, Canepa, Hall, Kayne, Woudstra
Number of Meetings in 1996:  4
Function: The Investment Committee recommends the Investment Policy of the
          Company and reviews management's implementation of the policy.

Nominating Committee
--------------------
Members:  Messrs. Canepa, Hall, Kayne
Number of Meetings in 1996:  0
Function: The Nominating Committee considers and proposes to the Board of Directors suggestions as to qualified candidates for nomination to the Board and also proposes to the Board the slate of directors for submission to the stockholders at each annual meeting. (b)

----------
(a)      Mr. Hall resigned from this Committee during 1996.

(b) The Nominating Committee will consider nominees for election to the Board of Directors submitted by stockholders. A stockholder wishing to make such recommendation should submit that suggestion in writing to Mr. Richard L. Antonini, Chairman of the Board.

      The Company's Restated Certificate of Incorporation provides that any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 days nor more than 135 days prior to the meeting; provided, that in the event that less than 130 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Company's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (iv) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the written consent of each proposed nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information as to each person or entity known to the Company to have been the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as of December 31, 1996 (except as noted in the footnotes):

                                             SHARES           PERCENT
NAME AND ADDRESS                          BENEFICIALLY          OF
OF BENEFICIAL OWNER                          OWNED            CLASS(a)
---------------------------------------  ---------------    -----------
Cortland Associates, Inc. .............    1,101,532(b)         11.80%
800 Maryland Avenue
Suite 730
St. Louis, Missouri 63105

Albert O. Nicholas .....................   1,080,277(c)         11.58%
Nicholas Company, Inc.
700 North Water Street
Milwaukee, Wisconsin 53202

Richard A. Kayne .......................   1,050,854(d)         11.26%
Kayne, Anderson Investment
Management, Inc.
1800 Avenue of the Stars
Suite 200
Los Angeles, California  90067

Arthur E. Hall ..........................    696,450(e)          7.46%
1726 Cedar Wood Drive
Minden, Nevada  89428

First Chicago NBD Corporation ...........    523,258(f)          5.61%
One First National Plaza
Chicago, Illinois  60670

----------
(a) The percent of class is based upon 9,332,043 shares of the Company's Common Stock outstanding on March 21, 1997.

(b) According to Amendment No. 5 to Schedule 13G dated February 10, 1997, of Cortland Associates, Inc. ("Cortland"), an investment advisory firm registered under the Investment Advisers Act of 1940, Cortland claims sole dispositive power over 1,004,642 shares and sole voting power over 61,160 of such shares. Cortland claims shared voting power over 283,580 of such shares with Cortland's clients who beneficially own the 1,004,642 such shares. In addition, various principals of Cortland (or members of their families) also own directly or beneficially 96,890 additional shares.

(c) According to Amendment No. 3 to Schedule 13G dated February 6, 1997, of Nicholas Company, Inc., an investment adviser registered under the Investment Advisers Act of 1940, it claims sole dispositive power over the 1,080,277 shares. Nicholas Fund, Inc., an open-end management investment company registered under the Investment Company Act of 1940, claims sole voting power over 888,777 of such shares and Albert O. Nicholas, President, Director and majority shareholder of Nicholas Company, Inc., claims sole voting and dispositive power over 15,500 of such shares. Mr. Nicholas disclaims beneficial ownership of the other reported shares.





                                        6





(d) According to information provided to the Company by Richard A. Kayne, Mr. Kayne beneficially owns 275,978 shares over which he claims sole voting and dispositive power. KAIM Non-Traditional, L.P., a registered investment adviser under the Investment Advisers Act of 1940, beneficially owns 774,876 shares, including 20,200 shares held directly, 727,026 shares held as the general partner of and adviser to four investment partnerships, 13,500 shares held as investment adviser to individually managed accounts and 8,300 shares held as co-manager of an offshore corporation. Mr. Kayne is the president and majority stockholder of KA Holdings, Inc. the sole stockholder of Kayne, Anderson Investment Management, Inc., the general partner and majority owner of KAIM Non-Traditional, L.P. As a result, Mr. Kayne and KAIM Non- Traditional, L.P. have shared voting and dispositive power over the 774,876 shares. Kayne, Anderson Investment Management, L.P., a registered investment adviser under the Investment Advisers Act of 1940, beneficially owns 5,850 shares as the adviser to individually managed accounts. As administrative manager and majority member of KAIM Traditional, LLC, the general partner and majority owner of Kayne, Anderson Investment Management, L.P., Mr. Kayne has shared voting and dispositive power over the 5,850 shares. Mr. Kayne claims beneficial ownership of the shares held by him directly and 28,619 of the shares held by KAIM Non-Traditional, L.P. for the investment partnerships, which shares represent his direct investment interest in such investment entities. Mr. Kayne disclaims beneficial ownership as to all other shares.

(e) According to information provided to the Company by Arthur E. Hall, the shares are held as follows: Valarian Associates, a Nevada limited partnership, owns 400,000 shares; Hallco, Inc., a Nevada corporation, owns 124,450 shares; A. E. Hall and Company, Money Purchase Plan, a qualified retirement plan ("Plan"), owns 65,000 shares; Hall Family Foundation, a Nevada non-profit corporation, owns 42,500 shares; and Joanne Ginn Hall Trust, a revocable trust ("Trust"), owns 64,500. Because of his positions as (i) the sole general partner of Valarian Associates, (ii) the President and sole stockholder of Hallco, Inc., (iii) the sole trustee and beneficiary of the Plan, (iv) the President of the Hall Family Foundation and (v) one of two trustees of the Trust, Mr. Hall claims sole voting and dispositive power over 631,950 shares and claims shared voting and dispositive power over the 64,500 shares held by the Trust.

(f) According to Amendment No. 9 to Schedule 13G, dated March 14, 1997, First Chicago NBD Corporation ("NBD") beneficially owns, in a fiduciary capacity, 523,258 shares. NBD claims sole voting power over 502,710 shares, sole dispositive power over 128,819 shares and shared dispositive power over 391,730 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of March 21, 1997, by each of the Company's directors and nominees for director, each named executive officer and by all directors and executive officers as a group:

                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(a)
                       ---------------------------------------------    PERCENT
  NAME AND ADDRESS      SOLE VOTING AND    SHARED VOTING OR               OF
OF BENEFICIAL OWNER    DISPOSITIVE POWER  DISPOSITIVE POWER(b) TOTAL(c) CLASS(d)
-------------------    -----------------  ------------------  --------  --------
Richard L. Antonini        366,170             3,000          369,170     3.74%
John C. Canepa                 727                --              727      *
Michael de Havenon             500                --              500      *
Arthur E. Hall             631,950            64,500          696,450     7.05%
Jack J. Hannigan            93,398                --           93,398      *
David A. Heatherly          58,057                --           58,057      *
Richard A. Kayne           275,978           774,876        1,050,854    10.64%
Larry J. Orange             61,247                --           61,247      *
Joseph A. Parini             4,122                --            4,122      *
Robert M. Raives                --                --               --      --
F. Robert Woudstra          49,141                --           49,141      *
All directors and
  executive officers
  as a group             1,574,688           842,436        2,417,124    24.48%

----------
* Less than 1%

(a) The number of shares stated are based on information provided by each person listed and include shares personally owned of record by the person and shares which, under applicable regulations, may be considered to be otherwise beneficially owned by the person.

(b) These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or propriety right and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship. For a description of the beneficial ownership of shares claimed by Messrs. Hall and Kayne, see footnotes (e) and (d) under "Security Ownership of Certain Beneficial Owners."

(c) These numbers include shares that may be acquired through the exercise of stock options granted under the Company's Non- Qualified Stock Option Plan within sixty days after March 21, 1997. The number of shares subject to stock options for each person is shown below:

         R. L. Antonini ...................................  286,496
         J. J. Hannigan ...................................   86,402
         D. A. Heatherly ..................................   54,877
         L. J. Orange .....................................   59,026
         F. R. Woudstra ...................................   45,707
         All directors and executive oficers as a group ...  541,532

(d) Percent of Class is based upon the 9,332,043 the Company's Common Stock outstanding on March 21, 1997 plus the 541,532 shares represented by options which may be exercised within 60 days of that date.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

                                             LONG-TERM COMPENSATION
                                          -----------------------------
                                                 AWARDS         PAYOUTS
                                          --------------------- -------
                              ANNUAL                 SECURITIES            ALL
                           COMPENSATION   RESTRICTED UNDERLYING           OTHER
                         ----------------    STOCK   OPTIONS/    LTIP    COMPEN-
     NAME AND             SALARY    BONUS   AWARD(S)   SARs     PAYOUTS  SATION
PRINCIPAL POSITION  YEAR  ($)(1)   ($)(1)     ($)     (#)(2)    ($)(3)   ($)(4)
------------------  ---- -------- -------- --------  --------  -------- --------
R. L. Antonini ...  1996 $563,196 $ 74,342       $0  $      0  $168,960 $ 71,083
President and CEO   1995  563,200  337,920        0   100,000   167,640   71,083
                    1994  563,200  234,742        0         0   134,322   71,083

J. J. Hannigan ...  1996 $222,732 $ 24,991        0         0  $ 60,138 $ 31,691
Executive V.P.      1995  222,736  113,595        0    10,000    59,555   31,691
                    1994  222,736   78,911        0         0    48,125   31,691

F. R. Woudstra ...  1996 $218,544 $ 24,521        0         0  $ 59,007 $ 32,394
Executive V.P.      1995  218,545  111,458        0    10,000    58,434   32,394
and Treasurer       1994  218,545   77,426        0         0    47,218   32,394

D. A. Heatherly ..  1996 $219,780 $ 24,659        0         0  $ 59,340 $ 30,817
Executive V.P.      1995  219,774  112,085        0    10,000    58,763   30,816
                    1994  219,774   68,701        0         0    47,198   30,816

L. J. Orange .....  1996 $194,172 $ 21,786        0         0  $ 52,426 $ 30,161
Executive V.P.      1995  194,169   99,026        0    10,000    51,754   30,161
                    1994  194,169   60,697        0         0    41,436   30,161

----------
(1) Salary and Bonus disclosed include any amounts the Named Executive Officer may have deferred under the Company's 401(k) Savings Plan and Non-Qualified Deferred Compensation Plans.

(2) In 1995, the Company amended its Non-Qualified Stock Option Plan deleting all provisions relating to SARS. During 1992, the Named Executive Officers and other participants in the Company's Non-Qualified Stock Option Plan released all SARs granted to them in tandem with all prior option grants under the Plan. No additional compensation was paid in return for release of the SARs.

(3) These amounts represent the value of awards made to the named officers under the Company's Long Term Incentive Plan ("LTIP"). The amounts include the value of Company Common Stock and cash awarded. The Employment Agreements covering the Named Officers provide for guaranteed payouts under the LTIP at target levels. For years commencing with 1993, the Named Officers have agreed to waive the guaranteed award under this Plan, except in the event of the change-in-control of the Company or termination of employment.

(4)   For 1996, "All Other Compensation" includes Company contributions for:
      R.L. Antonini - $3,000 of 401(k) Plan matching, $61,952 to defined contribution plans, and $6,131 of life insurance premiums on split dollar policies; J.J. Hannigan - $3,000 of 401(k) Plan matching, $24,501 to defined contribution plans, and $4,190 of life insurance premiums on split dollar policies; F.R. Woudstra - $3,000 of 401(k) Plan matching, $24,040 to defined contribution plans, and $5,354 of life insurance premiums on split dollar policies; D.A. Heatherly - $3,000 of 401(k) Plan matching, $24,176 to defined contribution plans, and $3,641 of life insurance premiums on split dollar policies; and L.J. Orange - $3,000 of 401(k) Plan matching, $21,359 to defined contribution plans, and $5,802 of life insurance premiums on split dollar policies.

                                        9

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                    NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED      IN-THE-MONEY
                 SHARES            OPTIONS/SARs AT FY-END OPTIONS/SARs AT FY-END
                ACQUIRED                  (#)(1)                   ($)(2)
                   ON      VALUE   ---------------------- ----------------------
                EXERCISE  REALIZED             UNEXERCIS-             UNEXERCIS-
    NAME          (#)       ($)    EXERCISABLE    ABLE    EXERCISABLE    ABLE
--------------- --------- -------- ----------- ---------- ----------- ----------
R. L. Antonini.        0  $       0    235,162    66,667  $7,586,966 $1,466,674
J. J. Hannigan.        0          0     83,068     6,667   2,747,589    146,674
F. R. Woudstra.   39,400  1,325,285     42,373     6,667   1,117,333    146,674
D. A. Heatherly   26,725  1,072,200     51,543     6,667   1,493,389    146,674
L. J. Orange...        0          0     55,692     6,667   1,892,562    146,674

----------
(1) The Company's Non-Qualified Stock Option Plan authorizes grants for a total of 1,050,000 shares. As of March 21, 1997, the aggregate number of options granted and outstanding was 738,171. Exercisable includes all options vested as of December 31, 1996.

(2) Value of Unexercised In-The-Money Options is based on the closing price of the Company's Common Stock on December 31, 1996, $60.00 per share.

(3) In the event of a dissolution or liquidation of the Company, the options will terminate on a date to be fixed by the Compensation Committee which shall not be less than 30 days following notice to the employees of such date and the employees shall be entitled to exercise all options (including unvested options) during such period following the notice. In the event of a merger or consolidation in which the Company is not the surviving corporation, a sale of all or substantially all of the assets of the Company, or a sale, pursuant to an agreement with the Company, of securities of the Company as a result of which the Company becomes a wholly-owned subsidiary of another company (a "Reorganization Event"), all outstanding options shall become immediately exercisable for a period to be determined by the Compensation Committee which shall not be less than 30 days following notice to employees of such date unless the agreement respecting such Reorganization Event specifically provides for the continuation or conversion of such options, in which case such options shall be exercisable in accordance with the terms of such agreement.

                         LONG-TERM INCENTIVE PLAN-AWARDS
                               IN LAST FISCAL YEAR

                   NUMBER OF   PERFORMANCE     ESTIMATED FUTURE PAYOUTS UNDER
                   SHARES,       OR OTHER      NON-STOCK PRICE-BASED PLANS (3)
                   UNITS       PERIOD UNTIL   ----------------------------------
                   OR OTHER     MATURATION    THRESHOLD     TARGET     MAXIMUM
    NAME           RIGHTS(1)   OR PAYOUT(2)      ($)          ($)        ($)
-----------------  ---------   ------------   ----------  ----------  ----------
R. L. Antonini...       1979        3 years   $  140,800  $  281,600  $  422,400
J. J. Hannigan...        705        3 years       44,500      89,100     133,600
F. R. Woudstra...        691        3 years       43,700      87,400     131,100
D. A. Heatherly..        695        3 years       44,000      87,900     131,900
L. J. Orange.....        614        3 years       38,800      77,700     116,500

----------
(1) The Long-Term Incentive Plan ("LTIP") provides for awards based on the Company's return on stockholders' equity ("ROE") over three-year periods. A new three-year plan starts each year with an ROE goal set for the next three-year period. The number in the table represents the number of shares of Common Stock awarded in January of 1997 for the three-year plan 1994 through 1996. The value of the LTIP awards, including the value of these shares based on the market value of the Company's common stock at year end 1996 as well as amounts paid in cash are included in the Summary Compensation Table.

(2) LTIP Awards are determined and paid after the end of each three-year period and the participant must be employed by the Company at the end of the applicable three-year period. Awards are fully vested upon issuance, however, Common Stock issued is restricted for resale during an additional three-year period after payment. However, in the event of termination, the resale restriction lapses. The participant is entitled to dividends and may vote the shares of Common Stock awarded under the LTIP.

(3) Estimated Future Payouts are ranges of annual payments that could be earned depending on the ROE result over a three-year performance period and the above estimate is based on 1996 salary level. The actual payout is based on a percentage of the participant's average annual base salary over the three-year period. Awards made under the LTIP to the Named Executive Officers are included in the Summary Compensation Table. Except as noted below, no awards are paid under this Plan unless the ROE equals or exceeds the Threshold ROE. The award is paid 70% in Common Stock of the Company and 30% in cash. The number of shares paid is determined by multiplying the actual payout by 0.70 (70%) and dividing that product by the market value of the Common Stock on December 31 of the third year of the applicable three-year period. However, under their Employment Agreements, the Named Executive Officers' payments under the LTIP could be greater than the payment based on the actual ROE in the event of a change in control of the Company or termination of the executive, in which case he would be entitled to no less than the Target payout.

MONEY PURCHASE PENSION AND SAVINGS PLANS

      The Company has a tax-qualified defined contribution Money Purchase Pension Plan and a Profit-Sharing Retirement Savings Plan ("Pension Plan") for all full-time employees after they have completed one year of service. The Pension Plan serves as a retirement income program for longer service employees. The contribution to the Pension Plan in 1996 was equal to 11%, less forfeitures, of the base salary of all eligible employees. The employee becomes 30% vested after 3 years and becomes vested an additional 10% after 4 years and an additional 20% per year thereafter. All of the Named Executive Officers are 100% vested under this Pension Plan. Distributions are made only pursuant to the Pension Plan upon the termination, retirement or death of the employee. Named Executive Officers participate on the same basis as other employees.

      The Company maintains a 401-K Savings Plan ("Savings Plan") for all full-time employees after they have completed one year of service and provides for a Company-paid matching contribution of $.50 for each $1.00 of employee elective contribution, up to a maximum of 2% of the employees' eligible compensation. Elective contributions are also limited by the Internal Revenue Code of 1986, as amended (the "Code"), to an annual limit (indexed), which was $9,500 for 1996. The funds in the Pension Plan and Savings Plan are invested in equity (other than the Company's stock) and bond funds at the election of the participant. The Company-paid matching contributions under the Savings Plan become 100% vested immediately upon contribution. The Savings Plan balances are generally paid at termination or retirement. Under the Savings Plan, a participant may request a loan against his or her Savings Plan balance for certain defined purposes. The Company-paid contributions for the Named Officers under the Pension Plan and Savings Plan are reflected in the Summary Compensation Table and noted at footnote 4 to said table.

RETIREMENT SUPPLEMENT PLAN

      The Company's non-qualified Retirement Supplement Plan ("SERP"), provides the participant with retirement income equal to a percentage of the participant's Final Average Earnings (defined as the participant's average base salary for the highest three of his last five years of employment). The participant is eligible for early retirement at fifty-five years of age provided he has a minimum of ten years of service with the Company or after twenty years of service regardless of age at the time of retirement. The annual retirement income payable under the SERP is a percentage of the participant's Final Average Earnings determined by reference to the participant's age and length of service with the Company. The maximum percentage is sixty percent, and is available for those participants who have at least twenty years of service with the Company and are at least sixty-five years of age at retirement. For those participants who have not attained twenty years of service and have not reached the age of sixty-five at retirement, the sixty percent maximum is reduced by two percentage points for each year of service less than twenty years and one percentage point for each year that the retirement age is less than sixty-five. The following table shows examples of income under the SERP (before taking into account any offset of amounts paid under the Pension Plan, at the date of the participant's retirement as described below) assuming an eligible participant retires at age sixty-five:

                        RETIREMENT SUPPLEMENT PLAN TABLE

                                                      YEARS OF SERVICE
                                              --------------------------------
 FINAL AVERAGE EARNINGS                           10         15     20 OR MORE
-------------------------                     ---------  ---------  ----------
     $200,000................................  $ 80,000   $100,000    $120,000
      300,000................................   120,000    150,000     180,000
      400,000................................   160,000    200,000     240,000
      500,000 ...............................   200,000    250,000     300,000
      600,000 ...............................   240,000    300,000     360,000
      700,000 ...............................   280,000    350,000     420,000

      For the Named Executive Officers, the covered compensation is reported in the "Salary" column of the Summary Compensation Table and estimated credited years of service are as follows: R.L. Antonini - 27 years; F.R. Woudstra - 24 years; J.J. Hannigan - 13 years; D.A. Heatherly - 13 years; and L.J. Orange - 27 years.

      The Company's obligation under the SERP, however, is offset by the amount vested in the participant's Pension Plan Account (but excluding any amounts attributable to the Savings Plan). No deduction is made for Social Security benefits. In the event that the Participant's Pension Plan Account (excluding any amounts attributable to the Savings Plan), will not provide the eligible level of retirement income, the SERP will make up the shortfall.

      The SERP also provides certain benefits payable in the event of death, disability, involuntary termination without cause (after 20 years of service or 10 years of service and at least three years as a SERP participant) or termination of employment within 12 months following a "change in control." A "change in control" is defined in the SERP as: For purposes of the foregoing, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), whether or not the Company is then subject to such reporting requirement, other than an acquisition of control by the Company or any employee benefit plan maintained by the Company; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act), other than the Company or an employee benefit plan maintained by the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company (whether or not such person is a member of a group that is deemed to be a single person under Section 13(d)(3) of the Exchange Act and whether or not other members of such group previously had been the beneficial owner of some or all of such securities), (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period) or (iii) all or substantially all of the assets of the Company are liquidated, sold or distributed.

      A "change in control" benefit is calculated in the same manner as a normal retirement benefit under the SERP, except that no reduction is made for years of service less than twenty nor age less than sixty-five. No payment can be made under the SERP upon a "change in control" which would constitute an "excess parachute payment" in accordance with Section 280G of the Code. Notwithstanding the above, the benefits due under the SERP may be supplemented for certain executive officers pursuant to the terms of the Employment Agreements described below.

      The benefits under the SERP, if any, are paid in the form of an annuity, except that the SERP provides for cash lump sum payments in the event of death, retirement, involuntary termination without cause, or termination of employment within 12 months following a "change in control".

EMPLOYMENT AGREEMENTS

      Effective January 1, 1990, the Company entered into employment agreements ("Employment Agreements") with the five Named Executive Officers. The Employment Agreements provide for a period of employment continuing until the third anniversary of any "change in control." The definition of change in control used in the Employment Agreements is the same as is contained in the SERP as described above. The Employment Agreements specify that the then current base salary (set forth in the Summary Compensation Table) plus increases in base salary comparable to those awarded in the ordinary course of business to other key executives will be maintained through the term. The Employment Agreements provide that the Named Executive Officers continue to receive benefits at current levels and bonuses under the Company's Plans, with bonus payouts guaranteed at the Target level in the event of a "change in control" or the termination of the executive.

      If any of the Named Executive Officers, other than Mr. Antonini, is terminated without "cause" (as defined in the Employment Agreements) or resigns as a consequence of the Company's "substantial breach" (generally, a failure to pay compensation due, a relocation of the executive or a failure to secure assumption of the agreement by a successor), then the executive will be entitled to, among other things, continuation of salary, bonus and benefits through the end of the term (not in excess of three years), and payment of all amounts due under benefit plans (including the SERP) without regard to any limit intended to avoid "excess parachute payments" within the meaning of Section 280G of the Code. Further, in the event any payments under the Employment Agreements or any other benefit plan constitute excess parachute payments, the executives will be reimbursed for any excise taxes payable under the Code. The Named Officers, other than Mr. Antonini, are obligated to make reasonable efforts to mitigate damages by seeking comparable employment, and amounts received from a successor employer will reduce the salary and benefits owed to the executive by the Company.

      The consequences of termination under Mr. Antonini's Employment Agreement are generally the same as above, except that, among other things, upon a termination for any reason, Mr. Antonini will receive benefits under the SERP and other plans in accordance with their terms without regard to any Section 280G cap contained in the Code, and Mr. Antonini is entitled to receive full severance in the event of a resignation for "good reason" (defined as a diminution of Mr. Antonini's status or duties or a good faith dispute with the Board of Directors over the Company's business plan or policies).

EXECUTIVE STOCK PURCHASE PLAN

      On January 8, 1980, Mr. Antonini purchased from the Company 30,000 shares of its Common Stock. The purchase was made pursuant to requirements established by the Board of Directors upon the recommendation of the Compensation Committee. The fair market value of the stock on the date of purchase was $15.50 per share, for an aggregate of $465,000. The purchase price was $1.00 per share, for an aggregate of $30,000, and a bargain element of $14.50 a share, for an aggregate of $435,000, which must be paid by Mr. Antonini to the Company when he sells the stock, terminates employment or reaches age 60. The stock is restricted as to its transferability, and the Company has retained a right of first refusal to purchase the stock. On June 17, 1983, the Company exercised its right of first refusal and purchased 8,000 shares from Mr. Antonini at the then current market price of $52.00 for an aggregate purchase price of $416,000. Mr. Antonini paid the Company $116,000 of that amount for the bargain element. Adjusting the above for the 1983 three-for-two stock split, 33,000 shares are subject to the plan for Mr. Antonini. The adjusted bargain element is $9.67 per share, for an aggregate amount of $319,000 remaining to be paid.

COMPENSATION OF DIRECTORS

      Non-employee directors received a base retainer fee of $15,500 per year, plus $800 for each Board or Committee meeting attended. If more than one meeting was held on the same day, the director received $800 for the first meeting and $400 for each subsequent meeting held that day. The Company also reimbursed its directors for travel, lodging and related expenses they incurred in attending Board and Committee meetings. In 1988, the Company adopted a pension plan for non-employee directors who have served a minimum of five (5) years. Under the plan, a retired director is paid an amount equal to 50% of the current annual directors retainer fee for a period of years equal to the number of years served as a director, subject to a maximum of ten (10) years. On December 8, 1994, the Board adopted a resolution to terminate the pension plan, but accrued benefits will be preserved for eligible directors even though no additional years of eligibility will accrue after May 1995.

                    REPORT OF THE COMPENSATION COMMITTEE (1)

      The Compensation Committee of the Board of Directors makes recommendations to the Board regarding compensation of the Company's executive officers. The philosophy of the Compensation Committee is that the Company maintains an executive compensation program to help the Company attract, retain and motivate the executive resources it needs to maintain its industry leadership and maximize returns to stockholders. Key to the program are initiatives which vary rewards with performance and build a foundation for stock ownership commitments by executives. Variable compensation programs are an important component of reward systems throughout the Company and compensation for all employees will vary, to some degree, based on Company performance.

      The Omnibus Budget Reconciliation Act of 1993 provides a limitation, starting January 1, 1994, on the ability of a publicly held corporation to receive a federal income tax deduction on compensation in excess of $1,000,000 paid in any year to the CEO or any one of the other four highest compensated executive officers of the Company, subject to certain exceptions. The Compensation Committee will consider ways to maintain the tax deductibility of executive compensation while retaining the discretion the Compensation Committee needs to compensate executive officers in a manner commensurate with performance and to provide the incentives and motivations which it believes should be in place for the benefit of the Company in the competitive environment for executive talent.

EXECUTIVE COMPENSATION PROGRAM POLICIES

      To achieve its stated goal, the Company has developed a series of executive compensation policies.

            The Company will provide levels of executive compensation that are competitive with those provided by our competitors (as defined below).

            The Company will provide incentive compensation for executives that varies in a consistent and predictable manner with the financial performance of the Company.

            The Company will provide programs which enable executives to achieve significant ownership positions to reinforce the link between executive and stockholder interests.

COMPETITIVE EXECUTIVE COMPENSATION

      The Company wants to provide levels of executive compensation that are competitive at expected levels of performance. Competitiveness is defined as in keeping with the compensation of executives in comparable positions or who have similar qualifications. The comparison group for these executives is companies, including some of those in the Value Line Property and Casualty Insurance Group, who are similar to the Company in industry and size (in revenues or assets). Competitiveness is measured using data from a number of sources, including published information, proxies and surveys by consulting firms. The last competitive study performed for the Company's executive officers was done in December of 1996. At that time, base salary levels of the executive officers were, on average, slightly below the median, while cash bonus levels for 1996 were uniformly below the median level of those paid by comparable companies. As a result of this study, the Committee decided to increase the potential opportunity levels under the Company's Long Term Incentive Plan starting with the payout for the 1995-1997 three-year plan. With this change, the Committee believes that the total compensation packages of the executive officers reflect both corporate and individual results and is competitive as compared to competitive companies.
----------

(1) The Report of the Compensation Committee is not incorporated by reference in the Company's Annual Report on Form 10-K or any other Exchange Act filings.

INCENTIVE COMPENSATION

      The Company incentive plans are designed to ensure that incentive compensation varies in a consistent and predictable manner with the Company's financial performance.

      The Long-Term Incentive Plan ("LTIP") provides awards based on achievement of performance goals measuring return on stockholders equity over a three-year period. For the three-year period 1994-1996, the Company's ROE exceeded the Maximum goal and the awards were paid accordingly. In December 1994, in order to more closely link executive compensation with stockholder interests, the Board amended the LTIP and awards are paid 70% in Company Common Stock. This change took effect starting with the LTIP award paid in 1995 for the 3 year period 1992-1994.

      The Annual Incentive Plan bases its payout on performance against objective annual performance goals, including the combined loss and expense ratio of the Company's property and casualty insurance group, the Company's earnings per share, and other objective criteria. The Compensation Committee approves the objective performance goals each year before the commencement of the calendar year to which they relate. For the CEO and the four other highest paid Named Executive Officers, awards under the Annual Incentive Plan for 1996 were weighted against actual Company performance with 20% based on written premium, 30% based on combined loss and expense ratio and 50% based on earnings per share. For 1996, the Company failed to meet the minimum goal for written premium and for the combined loss and expense ratio, while the earnings per share was between minimum and target and therefore the payouts under the Annual Incentive Plan were made accordingly.

      The Non-Qualified Stock Option Plan rewards direct increases in the value of the Company's Common Stock and provides ownership opportunities to executives.

CEO COMPENSATION

      In May 1995, the Compensation Committee decided to freeze Mr. Antonini's base salary at the 1994 level of $563,200 until 1998. In conjunction with the salary freeze, the Compensation Committee recommended the award of 100,000 stock options to Mr. Antonini under the Company's Non-Qualified Stock Option Plan on May 5, 1995 with an exercise price equal to the market price on that date. Mr. Antonini and the other executives covered by Employment Agreements voluntarily waived annual salary increase guarantees under the Agreements, unless a change-in-control or termination occurs which would reinstate the guarantee.

      Mr. Antonini's cash bonus of $74,342 for 1996 was consistent with measurement of the Company's performance on written premium, combined ratio and earnings per share under the terms of the Annual Incentive Plan. Mr. Antonini and the other executives covered by Employment Agreements had, prior to 1992, agreed to voluntarily waive provisions guaranteeing awards under the Annual Incentive Plan for 1992 and future years, unless a change-in-control or termination occurs which would reinstate the guarantee. Mr. Antonini received an award of $168,960 under the LTIP. This award was paid 70% in the Company's Common Stock and 30% in cash. Mr. Antonini and the other executives covered by Employment Agreements have voluntarily waived provisions guaranteeing LTIP awards for 1993 and future years, unless a change-in-control or termination's occurs which would reinstate the guarantee. The waiver of guarantees enhances the relationship between the performance of the Company and future earnings of the executives, and provides linkage with the incentive programs for all employees.

                                                         Respectfully submitted,

                                                          Compensation Committee
                                                                  Arthur E. Hall
                                                                  John C. Canepa
                                                                Joseph A. Parini

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the last completed fiscal year Mr. Arthur E. Hall, Mr. John C. Canepa and Mr. Joseph A. Parini served on the Company's Compensation Committee. None of these individuals have ever served as an officer or employee of the Company or any of its subsidiaries.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Richard L. Antonini is a Director of Old Kent Bank and Trust Company. Old Kent Bank has various banking relationships with the Company including depository and lending accounts, all in the regular course of business.

      Mr. Robert M. Raives is a partner in the law firm of Rosenman & Colin. The Company has retained this law firm and plans to continue to do so in the future for certain legal matters.

      Kayne, Anderson Investment Management, L.P. and KAIM Non-Traditional, L.P. (collectively "Kayne, Anderson"), holders of more than five percent of the Company's outstanding common stock, have investment advisory agreements with the Company. During 1996, Kayne, Anderson earned $691,080 of fees under these agreements. Mr. Richard A. Kayne, a director of the Company, is the majority stockholder (through KA Holdings, Inc.), President, CEO and a Director of Kayne, Anderson Investment Management, Inc., the General Partner and majority owner of KAIM Non-Traditional, L.P. He is also administrative manager and majority member of KAIM Traditional, LLC, the general partner and majority owner of Kayne, Anderson Investment Management, L.P. Mr. Kayne is also the majority stockholder, President, CEO and a Director of K.A. Associates, Inc., a registered broker dealer. During 1996, the Company paid K.A. Associates, Inc. approximately $54,162 as commissions for executing certain securities transactions for the Company.

      Mr. Arthur E. Hall is a financial analyst and investment manager. In the course of his business, Mr. Hall provides investment advice to Kayne, Anderson in connection with Kayne, Andersons' management of certain investments for the Company. During 1996, Mr. Hall was paid $227,624 by Kayne, Anderson for such investment advisory services Mr. Hall provided to Kayne, Anderson with respect to the investments managed by Kayne, Anderson for the Company.

                           STOCK PERFORMANCE GRAPH(2)

      The graph below summarizes the cumulative total stockholder return on the Company's Common Stock compared to the Standard & Poor's 500 Index and the Value Line P&C Insurance Group as of December 31st of the applicable year. The graph assumes $100 invested on January 1, 1992 at the market close on the last prior trading day in the Foremost stock, S&P 500 Index and Value Line P&C Insurance Group (dividends reinvested).

     Measurement Period           Foremost           S&P         Value Line
   (Fiscal Year Covered)        Corporation       500 Index       P&C Group
---------------------------     -----------       ---------      ----------
Measurement Point-12/31/91.         $100.00         $100.00         $100.00

FYE 12/31/92...............         $176.15         $107.62         $128.68
FYE 12/31/93...............         $188.65         $118.46         $125.46
FYE 12/31/94...............         $202.01         $120.03         $119.72
FYE 12/31/95...............         $294.28         $165.13         $171.47
FYE 12/31/96...............         $354.64         $203.05         $210.01

----------
(2) The section under the heading "Stock Performance Graph" is not incorporated by reference in the Company's Annual Report on Form 10-K or any other Exchange Act filings.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
                 (Proposal Number 2 on the Enclosed Proxy Card)

      While stockholder approval is not required, the Board of Directors has undertaken to submit to stockholders for their approval the appointment of BDO Seidman, LLP as independent auditors of the Company for the year 1997. BDO Seidman, LLP have been auditors of the Company since 1967. It is anticipated that representatives of BDO Seidman, LLP will be present at the Annual Meeting of Stockholders, and the Company has informed BDO Seidman, LLP that it will have the opportunity to make a statement if it desires to do so and to answer appropriate questions. In the event of a negative vote on this proposal, the Board of Directors may let their resolution appointing BDO Seidman, LLP as independent auditors of the Company for 1997 stand unless the Board finds other compelling reasons for making a change. Disapproval of this resolution will be considered as advice to the Board to select other independent auditors for the following year, 1998.

                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
            FOR RATIFICATION OF THE REAPPOINTMENT OF BDO SEIDMAN, LLP

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                              STOCKHOLDER PROPOSALS

      Any stockholder proposal to be considered for inclusion in proxy material for the Company's Annual Stockholders Meeting to be held on May 7, 1998 must be received by the Secretary of the Company (P.O. Box 2450, Grand Rapids, Michigan 49501) no later than December 3, 1997.



                            AVAILABILITY OF FORM 10-K

      The Company will furnish without charge to each stockholder receiving a proxy statement, upon the written request of such person, a copy of the Company's Annual Report for 1996 on Form 10-K, including the financial statements and schedules thereto required to be filed with the Securities and Exchange Commission. Written requests for such copies should be directed to Ms. Cathy O'Brien, Corporate Legal Assistant, Foremost Corporation of America, P.O. Box 2450, Grand Rapids, Michigan 49501.

                                                FOREMOST CORPORATION OF AMERICA

                                                Paul D. Yared
                                                Secretary

April 10, 1997

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                  Filed by the Registrant     [X]
                  Filed by a Party other than the Registrant    [ ]
                  Check the Appropriate Box:

                  [ ]      Preliminary Proxy Statement
                  [ ]      Definitive Proxy Statement
                  [ ]      Definitive Additional Materials
                  [ ]      Soliciting Material Pursuant to Rule 14a-11(c) or
                           Rule 14a-12
                  [ ]      Confidential, For Use of the Commission Only
                           (as permitted by Rule 14a-6(e)(2))

                        FOREMOST CORPORATION OF AMERICA.
   --------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


   --------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------
      (5)   Total fee paid:

      --------------------------------------------------------------------------
  [ ] Fee paid previously with preliminary materials.
  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1)   Amount previously paid:

      --------------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------
      (3)   Filing party:

      --------------------------------------------------------------------------
      (4)   Date filed:

      --------------------------------------------------------------------------

PROXY CARD
----------



                         FOREMOST CORPORATION OF AMERICA
      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                     OF STOCKHOLDERS TO BE HELD MAY 8, 1997

P
     The undersigned acknowledges receipt of the Notice of Annual Meeting and
R Proxy Statement for the Annual Meeting of Stockholders of Foremost Corporation of America to be held on May 8, 1997, and hereby appoints
O Richard L. Antonini and F. Robert Woudstra, or any one of them, attorneys and proxies of the undersigned, each with full power of substitution, to
X vote all shares of the undersigned in Foremost Corporation of America at such Annual Meeting, and at any adjournment thereof, for the purpose of
Y acting upon the proposals referred to below, and of acting in their discretion upon such other matters as may properly come before the meeting.

     Election of one (1) Class I Director Nominee:
     Michael de Havenon                                   {Change of address)

     Election of one (1) Class II Director           ---------------------------
     Nominee:
     Richard L. Antonini                             ---------------------------

     Election of three (3) Class III Directors       ---------------------------
     Nominees:
     John C. Canepa, Arthur E. Hall                  ---------------------------
     Richard A. Kayne                               (If you have written in the
                                                    above space, please mark the
                                                    corresponding box on the
                                                    reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy cannot vote your shares unless you sign and return this card.

                                                              SEE REVERSE SIDE

                                                      SHARES IN YOUR NAME
[X] Please mark your votes
    as in this example.


                 FOR  WITHHELD                           FOR  WITHHELD  ABSTAIN
1. Election of   [ ]    [ ]         2. Ratification of   [ ]    [ ]       [ ]
   Directors                           BDO Seidman, LLP
   (see reverse)                       as independent
                                       auditors for 1997.


For, except vote withheld from the following nominees(s):

----------------------------------


                                                          Change of Address [ ]

                                                          Attend Meeting    [ ]


SIGNATURE(S)                                     DATE
           ------------------------------------      ------------------------

SIGNATURE(S)                                     DATE
           ------------------------------------      ------------------------

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by its president or other authorized officer. If a partnership, please sign in partnership name by authorized person.